Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Georgia Dividend Advantage Municipal Fund
333-59064
811-10351

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm and to elect members of the Board, (there was no solicitation to managements nominee).

To approve a new investment management agreement
 Common and
MuniPreferred
shares voting
together as a class


  MuniPreferred
 shares voting
together as a
class







   For


            1,018,900

                         -

   Against

                 21,811

                         -

   Abstain

                 18,036

                         -

   Broker
Non-Votes

               367,292

                         -

      Total

            1,426,039

                         -


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012810.